UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 7, 2024
CROCS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51754	20-2164234
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

500 Eldorado Blvd., Building 5
Broomfield,	Colorado	80021
(Address of principal executive offices)		(Zip Code)

 Registrant’s telephone number, including area code: (303) 848-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol:	Name of each exchange on which registered:
Common Stock, par value $0.001 per share	CROX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.45) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2024, Crocs, Inc. (the “Company”) announced the appointment of Susan Healy as Executive Vice President and Chief Financial Officer of the Company, effective June 3, 2024 (the “Start Date”). As previously announced, Anne Mehlman, the Company’s current Executive Vice President and Chief Financial Officer, was appointed Executive Vice President and Crocs Brand President, effective May 3, 2024, and will continue to serve as Chief Financial Officer until the Start Date. Ms. Healy will report to Andrew Rees, the Company’s Chief Executive Officer.

Ms. Healy, age 58, served as Chief Financial Officer of IAA, Inc., a global marketplace for automotive buyers and sellers, from September 2021 until March 2023. From September 2016 to January 2021, Ms. Healy served as the Senior Vice President, Finance for Ulta Beauty, a beauty retailer.

In connection with Ms. Healy’s appointment as Executive Vice President and Chief Financial Officer, and as set forth in her offer letter from the Company (the “Offer Letter”), Ms. Healy’s annual base salary will be $750,000 per year and she will be eligible to participate in the Company’s annual bonus plan with a target bonus of 100% of her earnings for the 2024 plan year. Ms. Healy will be eligible to participate in the Company’s long-term incentive plan, subject to the terms and conditions of the then-current plan, with a target equity award value of 200% of her base salary. Ms. Healy will also receive, pursuant to the terms and provisions of the Company’s 2020 Equity Incentive Plan (the “2020 Plan”), a $2,000,000 equity grant, 33% of which will be time-based restricted stock units (the “RSUs”) and 67% of which will be performance-based restricted stock units (the “PSUs”). The RSUs and the PSUs will each vest on terms consistent with equity grants made to the Company’s other named executive officers.

Ms. Healy will also be eligible for certain relocation benefits up to $200,000 (gross), subject to a requirement to reimburse the Company, as set forth in the Offer Letter, if Ms. Healy voluntarily ends her employment, is terminated for “Cause” (as defined in the Offer Letter) or resigns for Good Reason (as defined in the Offer Letter). In addition, Ms. Healy is entitled to participate in employee benefit plans and programs generally available to the Company’s executive officers.

Pursuant to the terms of the Offer Letter, if Ms. Healy is terminated by the Company without Cause or resigns for Good Reason, subject to her execution of a general release of claims, she will be entitled to receive a lump sum payment equal to her then-current base salary. Ms. Healy will also be eligible to participate in the Company’s Change in Control Plan (the “CIC Plan”) with a Severance Payment Percentage (as defined in the CIC Plan) of 200%, subject to the terms and conditions of the CIC Plan. The Offer Letter also provides for a non-competition covenant and non-solicitation of employees covenant, each of which is consistent with those set forth in the offer letters previously entered into by the Company’s other named executive officers.

There are no arrangements or understandings between Ms. Healy and any other person pursuant to which Ms. Healy was appointed as Executive Vice President and Chief Financial Officer. Ms. Healy does not have any family relationship with any director or officer of the Company or any other person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Ms. Healy has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The foregoing description of the Offer Letter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Offer Letter, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On May 7, 2024, the Company issued a press release announcing the appointment of Ms. Healy. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1 *	Employment Offer Letter, dated April 30, 2024, between Crocs, Inc. and Susan Healy.

99.1	Crocs, Inc. press release dated May 7, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
* Certain exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to supplementally furnish copies of any omitted schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROCS, INC.

Date: May 7, 2024	By:	/s/ Sara Hoverstock
Sara Hoverstock
Senior Vice President, General Counsel

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